UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/01/2005

Internet Security Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-23655

Delaware	58-2362189
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6303 Barfield Road, Atlanta, Georgia 30328
(Address of Principal Executive Offices, Including Zip Code)

(404) 236-2600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Maureen Richards, corporate controller of the company (principal accounting officer), has informed the company of the need to transition her responsibilities to a successor in that role due to her husband's impending relocation to another state in connection with his employment. On November 1, 2005, Ms. Richards and the company entered into an agreement providing for the transition. The agreement provides for Ms. Richards' full-time employment through February 28, 2006 and part-time employment through April 15, 2006. The company intends to promptly commence a search for qualified candidates and believes that the agreement with Ms. Richards provides sufficient time to retain her successor and allow for a successful transition.

The preceding summary of the agreement is qualified in its entirety by the full text of the agreement, a copy of which is filed herewith as Exhibit 10.11 and is hereby incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

10.12        Agreement with Maureen Richards

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Internet Security Systems, Inc.

Date: November 01, 2005.	By:	/s/ Sean Bowen
Sean Bowen
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.12